Exhibit 99.1

Contact:	Francis Idehen
Investor Relations
312-394-3967

Paul Adams
Corporate Communications
410-470-4167

EXELON ANNOUNCES SECOND QUARTER 2015 RESULTS

CHICAGO (Jul. 29, 2015) — Exelon Corporation (NYSE: EXC) announced second quarter 2015 consolidated earnings as follows:

	Second Quarter
	2015	2014
Adjusted (non-GAAP) Operating Results:
Net Income ($ millions)	$508	$440
Diluted Earnings per Share	$0.59	$0.51

GAAP Results:
Net Income ($ millions)	$638	$522
Diluted Earnings per Share	$0.74	$0.60

“All of our businesses continue to deliver best in class operations, benefiting our customers and shareholders,” said Christopher M. Crane, Exelon’s president and CEO. “Exelon achieved earnings above our guidance range this quarter led by strong financial performance at Constellation. Based on our results through June, we are narrowing our full-year operating earnings guidance to $2.35 to $2.55 per share.”

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Second Quarter Operating Results

As shown in the table above, Exelon’s Adjusted (non-GAAP) Operating Earnings increased to $0.59 per share in the second quarter of 2015 from $0.51 per share in the second quarter of 2014. Earnings in the second quarter of 2015 primarily reflected the following favorable factors:

•	Higher revenue net of purchased power and fuel at Generation as a result of a reduction in the number of nuclear outage days, favorability from portfolio management optimization activities, the Integrys acquisition, and the cancellation of the Department of Energy spent nuclear fuel disposal fees;

•	Higher realized NDT fund investment gains at Generation;

•	Lower uncollectible accounts expense at BGE.

These factors were partially offset by:

•	Higher storm costs at PECO;

•	Unfavorable weather at ComEd;

•	Higher interest expense due to higher outstanding debt; and

•	Higher income tax expenses due to decreased domestic production activities deduction at Generation and decreased electric tax repair deductions at PECO.

Adjusted (non-GAAP) Operating Earnings for the second quarter of 2015 do not include the following items (after tax) that were included in reported GAAP Net Income:

	(in millions)	(per diluted share)
Exelon Adjusted (non-GAAP) Operating Earnings	$508	$0.59
Mark-to-Market Impact of Economic Hedging Activities	143	0.16
Unrealized Losses Related to NDT Fund Investments	(56)	(0.06)
Amortization of Commodity Contract Intangibles	(9)	(0.01)
Merger and Integration Costs	(18)	(0.02)
Mark-to-Market Impact of PHI Merger Related Interest Rate Swaps	71	0.08
Long-Lived Asset Impairment	(15)	(0.02)
CENG Non-Controlling Interest	14	0.02

Exelon GAAP Net Income	$638	$0.74

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Adjusted (non-GAAP) Operating Earnings for the second quarter of 2014 do not include the following items (after tax) that were included in reported GAAP Net Income:

	(in millions)	(per diluted share)
Exelon Adjusted (non-GAAP) Operating Earnings	$440	$0.51
Mark-to-Market Impact of Economic Hedging Activities	(8)	(0.01)
Unrealized Gains Related to NDT Fund Investments	76	0.09
Merger and Integration Costs	(31)	(0.03)
Amortization of Commodity Contract Intangibles	(23)	(0.03)
Long-Lived Asset Impairments	(68)	(0.08)
Gain on CENG Integration	159	0.18
CENG Non-Controlling Interest	(23)	(0.03)

Exelon GAAP Net Income	$522	$0.60

Second Quarter and Recent Highlights

•	Pepco Holdings, Inc. Merger: On May 15, 2015, the Maryland Public Service Commission (MDPSC) approved the merger after modifying a number of the conditions in the settlements, including provisions for rate credits, funding for energy efficiency programs, establishing a green sustainability fund, renewable generation development, ring-fencing, financial reporting conditions and increased penalties related to reliability commitments. On May 18, 2015, Exelon and PHI accepted and committed to fulfill the conditions. On June 2, 2015, the Delaware Public Service Commission (DPSC) issued an order approving the merger between Exelon and PHI. On June 11, 2015, the Maryland Office of People’s Counsel (OPC), the Sierra Club, and the Chesapeake Climate Action Network filed their Petitions for Judicial Review of the MDPSC’s approval of the merger with the Circuit Court for Queen Anne’s County. On July 1, 2015, Public Citizen, Inc. filed its Petition for Judicial Review with the Circuit Court for Queen Anne’s County. On July 10, 2015, Exelon and PHI filed responses to the Petitions for Review. On July 21, 2015, the OPC filed a motion to stay the MDPSC order approving the merger and to set a schedule for discovery and presentation of new evidence. Exelon and PHI intend to vigorously oppose the motion. The merger continues to be conditioned upon approval by the Public Service Commission of the District of Columbia. Exelon and PHI expect the merger to be completed in the third quarter of 2015.

•	Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station and 100 percent of the CENG units, produced 43,805 gigawatt-hours (GWh) in the second quarter of 2015, compared with 41,397 GWh in the second quarter of 2014. Excluding Salem, the Exelon-operated nuclear plants at ownership achieved a 93.1 percent capacity factor for the second quarter of 2015, compared with 91.8 percent for the second quarter of 2014. The number of planned refueling outage days totaled 71 in the second quarter of 2015, compared with 108 in the second quarter of 2014. There were 18 non-refueling outage days in the second quarter of 2015, compared with 44 days in the second quarter of 2014.

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•	Fossil and Renewable Operations: The Dispatch Match rate for Generation’s gas and hydro fleet was 99.2 percent in the second quarter of 2015, compared with 99.2 percent in the second quarter of 2014. Energy Capture for the wind and solar fleet was 96.1 percent in the second quarter of 2015, compared with 94.7 percent in the second quarter of 2014. Energy Capture performance improvement was attributed to enhancing reliability, quality assurance, and quality control programs.

•	Financing Activities:

•	On June 1, 2015, Generation completed remarketing of $435 million in aggregate principal amount of its tax-exempt pollution control revenue bonds. The net proceeds of the sale of the bonds will be used for general corporate purposes.

•	On June 11, 2015, Exelon issued $4.2 billion in aggregate principal amount of Senior Notes, consisting of $550 million of 1.550% Notes due 2017, $900 million of 2.850% Notes due 2020, $1.25 billion of 3.950% Notes due 2025, $500 million of 4.950% Notes due 2035 and $1.0 billion of 5.100% Notes due 2045. The net proceeds of the issuance will be used to finance a portion of the pending acquisition of PHI and related costs and expenses and for general corporate purposes.

•	On July 14, 2015, Exelon completed the settlement of its June 2014 equity offering through the issuance of 57.5 million shares of Exelon common stock. Exelon received net cash proceeds of $1.87 billion, which was calculated based on a forward price of $32.48 per share as specified in the forward sale agreements. Exelon will use the net proceeds to fund the pending acquisition of PHI and related costs and expenses and for general corporate purposes.

•	Hedging Update: Exelon’s hedging program involves the hedging of commodity risk for Exelon’s expected generation, typically on a ratable basis over a three-year period. Expected generation is the volume of energy that best represents our commodity position in energy markets from owned or contracted for capacity based upon a simulated dispatch model that makes assumptions regarding future market conditions, which are calibrated to market quotes for power, fuel, load following products, and options. The proportion of expected generation hedged as of June 30, 2015, was 98 percent to 101 percent for 2015, 77 percent to 80 percent for 2016, and 46 percent to 49 percent for 2017. The primary objective of Exelon’s hedging program is to manage market risks and protect the value of its generation and its investment-grade balance sheet, while preserving its ability to participate in improving long-term market fundamentals.

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Operating Company Results

Generation consists of the generation, physical delivery and marketing of power across multiple geographical regions through its customer-facing business, Constellation, which sells electricity and natural gas to both wholesale and retail customers. Generation also sells renewable energy and other energy-related products and services, and engages in natural gas and oil exploration and production activities (Upstream).

Generation’s second quarter 2015 GAAP Net Income was $398 million, compared with net income of $340 million in the second quarter of 2014. Adjusted (non-GAAP) Operating Earnings for the second quarter of 2015 and 2014 do not include various items (after tax) that were included in reported GAAP Net Income:

($ millions)	2Q15	2Q14
Generation Adjusted (non-GAAP) Operating Earnings	$309	$231
Mark-to-Market Impact of Economic Hedging Activities	145	(8)
Unrealized (Losses) Gains Related to NDT Fund Investments	(56)	76
Amortization of Commodity Contract Intangibles	(9)	(23)
Merger and Integration Costs	(5)	(19)
Long-Lived Asset Impairments	—	(53)
Gain on CENG Integration	—	159
CENG Non-Controlling Interest	14	(23)

Generation GAAP Net Income	$398	$340

Generation’s Adjusted (non-GAAP) Operating Earnings in the second quarter of 2015 increased $78 million compared with the same quarter in 2014. This increase primarily reflected higher revenue net of purchased power and fuel as a result of a reduction in the number of nuclear outage days, favorability from portfolio management optimization activities, the Integrys acquisition, and the cancellation of the DOE spent nuclear fuel disposal fee; as well as higher realized NDT fund gains. These increases were partially offset by increased interest and income tax expenses.

ComEd consists of electricity transmission and distribution operations in Northern Illinois.

ComEd’s second quarter 2015 GAAP Net Income was $99 million, compared with net income of $111 million in the second quarter of 2014. Adjusted (non-GAAP) Operating Earnings for the second quarter of 2015 do not include merger and integration costs that were included in reported GAAP Net Income:

($ millions)	2Q15	2Q14
ComEd Adjusted (non-GAAP) Operating Earnings	$101	$111
Merger and Integration Costs	(2)	—

ComEd GAAP Net Income	$99	$111

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ComEd’s Adjusted (non-GAAP) Operating Earnings in the second quarter of 2015 decreased $10 million from the same quarter in 2014 primarily as a result of unfavorable weather offset by increased electric distribution earnings, reflecting the impacts of increased capital investment, partially offset by lower allowed return on common equity due to a decrease in treasury rates.

For the second quarter of 2015, heating degree-days in the ComEd service territory were down 1.3 percent relative to the same period in 2014 and were 10.3 percent below normal. Cooling degree days were down 34.0 percent from prior year and 21.6 percent below normal. Total retail electric deliveries decreased 3.8 percent in the second quarter of 2015 compared with the same period in 2014.

Weather-normalized retail electric deliveries decreased 1.2 percent in the second quarter of 2015 compared with the same period in 2014.

PECO consists of electricity transmission and distribution operations and retail natural gas distribution operations in Southeastern Pennsylvania.

PECO’s second quarter 2015 GAAP Net Income was $70 million, compared with net income of $84 million in the second quarter of 2014. Adjusted (non-GAAP) Operating Earnings for the second quarter of 2015 do not include merger and integration costs that were included in reported GAAP Net Income:

($ millions)	2Q15	2Q14
PECO Adjusted (non-GAAP) Operating Earnings	$71	$84
Merger and Integration Costs	(1)	—

PECO GAAP Net Income	$70	$84

PECO’s Adjusted (non-GAAP) Operating Earnings in the second quarter of 2015 decreased $13 million from the same quarter in 2014 primarily due to increased storm costs.

For the second quarter of 2015, heating degree-days in the PECO service territory were down 16.0 percent relative to the same period in 2014 and were 29.2 percent below normal. Cooling degree days were up 36.8 percent from the prior year and 47.4 percent above normal. Total retail electric deliveries were up 2.7 percent compared with the second quarter of 2014. Natural gas deliveries (including both retail and transportation segments) in the second quarter of 2015 were down 5.7 percent compared with the same period in 2014.

Weather-normalized retail electric and gas deliveries decreased 0.7 percent and increased 1.6 percent, respectively, in the second quarter of 2015 compared with the same period in 2014.

BGE consists of electricity transmission and distribution operations and retail natural gas distribution operations in Central Maryland.

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BGE’s second quarter 2015 GAAP Net Income was $44 million, compared with net income of $16 million in the second quarter of 2014. Adjusted (non-GAAP) Operating Earnings for the second quarter of 2015 do not include merger and integration costs that were included in reported GAAP Net Income:

($ millions)	2Q15	2Q14
BGE Adjusted (non-GAAP) Operating Earnings	$45	$16
Merger and Integration Costs	(1)	—

BGE GAAP Net Income	$44	$16

BGE’s Adjusted (non-GAAP) Operating Earnings in the second quarter of 2015 increased $29 million from the same quarter in 2014, primarily due to decreased uncollectible accounts expense and increased distribution revenues pursuant to increased rates effective in December 2014. Due to decoupling, BGE’s distribution revenues are not affected by actual weather.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from NDT fund investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP Net Income to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliation on page 8, are posted on Exelon’s Web site: www.exeloncorp.com and have been furnished to the Securities and Exchange Commission on Form 8-K on July 29, 2015.

Cautionary Statements Regarding Forward-Looking Information

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company and Exelon Generation Company, LLC (Registrants) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2014 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22; (2) Exelon’s Second Quarter 2015 Quarterly Report on Form 10-Q (to be filed on July 29, 2015) in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 19; and (3) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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# # #

Exelon Corporation (NYSE: EXC) is the nation’s leading competitive energy provider, with 2014 revenues of approximately $27.4 billion. Headquartered in Chicago, Exelon does business in 48 states, the District of Columbia and Canada. Exelon is one of the largest competitive U.S. power generators, with more than 32,000 megawatts of owned capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to more than 2.5 million residential, public sector and business customers, including more than two-thirds of the Fortune 100. Exelon’s utilities deliver electricity and natural gas to more than 7.8 million customers in central Maryland (BGE), northern Illinois (ComEd) and southeastern Pennsylvania (PECO). Follow Exelon on Twitter @Exelon.

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Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - Six Months Ended June 30, 2015 and 2014	2

Business Segment Comparative Statements of Operations - Generation and ComEd - Three and Six months ended June 30, 2015 and 2014	3

Business Segment Comparative Statements of Operations - PECO and BGE - Three and Six months ended June 30, 2015 and 2014	4

Business Segment Comparative Statements of Operations - Other - Three and Six months ended June 30, 2015 and 2014	5

Consolidated Balance Sheets - June 30, 2015 and December 31, 2014	6

Consolidated Statements of Cash Flows - Six Months Ended June 30, 2015 and 2014	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Three Months Ended June 30, 2015 and 2014	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Six Months Ended June 30, 2015 and 2014	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended June 30, 2015 and 2014	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Six Months Ended June 30, 2015 and 2014	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - Three and Six months ended June 30, 2015 and 2014	15

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - Three and Six months ended June 30, 2015 and 2014	17

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - Three and Six months ended June 30, 2015 and 2014	18

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - BGE - Three and Six months ended June 30, 2015 and 2014	19

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - Three and Six months ended June 30, 2015 and 2014	20

Exelon Generation Statistics - Three Months Ended June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014 and June 30, 2014	21

Exelon Generation Statistics - Six Months Ended June 30, 2015 and 2014	22

ComEd Statistics - Three and Six months ended June 30, 2015 and 2014	23

PECO Statistics - Three and Six months ended June 30, 2015 and 2014	24

BGE Statistics - Three and Six months ended June 30, 2015 and 2014	26

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended June 30, 2015
						Exelon
	Generation	ComEd	PECO	BGE	Other (a)	Consolidated
Operating revenues	$4,232	$1,148	$661	$628	$(155)	$6,514
Operating expenses
Purchased power and fuel	1,849	275	237	239	(151)	2,449
Operating and maintenance	1,308	384	192	149	9	2,042
Depreciation and amortization	255	177	69	87	14	602
Taxes other than income	124	69	39	54	8	294

Total operating expenses	3,536	905	537	529	(120)	5,387
Gain on sale of assets	7	—	—	—	—	7

Operating income (loss)	703	243	124	99	(35)	1,134

Other income and (deductions)
Interest expense, net	(99)	(81)	(28)	(24)	77	(155)
Other, net	(31)	5	1	4	4	(17)

Total other income and (deductions)	(130)	(76)	(27)	(20)	81	(172)

Income before income taxes	573	167	97	79	46	962
Income taxes	181	68	27	32	19	327
Equity in losses of unconsolidated affiliates	(2)	—	—	—	—	(2)

Net income	390	99	70	47	27	633

Net (loss) income attributable to noncontrolling interests and preference stock dividends	(8)	—	—	3	—	(5)

Net income attributable to common shareholders	$398	$99	$70	$44	$27	$638

	Three Months Ended June 30, 2014
						Exelon
	Generation	ComEd	PECO	BGE	Other (a)	Consolidated
Operating revenues	$3,789	$1,128	$656	$653	$(202)	$6,024
Operating expenses
Purchased power and fuel	1,835	269	241	268	(201)	2,412
Operating and maintenance	1,413	355	184	188	26	2,166
Depreciation and amortization	254	174	59	89	14	590
Taxes other than income	118	72	38	53	7	288

Total operating expenses	3,620	870	522	598	(154)	5,456
Equity in (losses) earnings of unconsolidated affiliates	(1)	—	—	—	1	—
Gain on sale of assets	12	—	—	—	1	13
Gain on consolidation and acquisition of businesses	261	—	—	—	—	261

Operating income (loss)	441	258	134	55	(46)	842

Other income and (deductions)
Interest expense, net	(86)	(80)	(28)	(27)	(17)	(238)
Other, net	216	5	1	5	3	230

Total other income and (deductions)	130	(75)	(27)	(22)	(14)	(8)

Income (loss) before income taxes	571	183	107	33	(60)	834
Income taxes	199	72	23	14	(31)	277

Net income (loss)	372	111	84	19	(29)	557

Net income attributable to noncontrolling interests, preferred security dividends and preference stock dividends	32	—	—	3	—	35

Net income (loss) attributable to common shareholders	$340	$111	$84	$16	$(29)	$522

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Six Months Ended June 30, 2015 (a)
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$10,074	$2,333	$1,646	$1,664	$(372)	$15,345
Operating expenses
Purchased power and fuel	5,282	601	675	726	(365)	6,919
Operating and maintenance	2,619	762	414	331	(3)	4,123
Depreciation and amortization	509	352	131	192	28	1,212
Taxes other than income	246	146	80	111	15	598

Total operating expenses	8,656	1,861	1,300	1,360	(325)	12,852
Gain on sales of assets	6	—	1	—	1	8

Operating income (loss)	1,424	472	347	304	(46)	2,501

Other income and (deductions)
Interest expense, net	(201)	(165)	(56)	(50)	(29)	(501)
Other, net	62	9	3	8	(18)	64

Total other income and (deductions)	(139)	(156)	(53)	(42)	(47)	(437)

Income (loss) before income taxes	1,285	316	294	262	(93)	2,064
Income taxes	407	127	85	105	(34)	690
Equity in (losses) earnings of unconsolidated affiliates	(3)	—	—	—	1	(2)

Net income (loss)	875	189	209	157	(58)	1,372

Net income attributable to noncontrolling interests and preference stock dividends	34	—	—	6	1	41

Net income (loss) attributable to common shareholders	$841	$189	$209	$151	$(59)	$1,331

	Six Months Ended June 30, 2014 (a)
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$8,179	$2,262	$1,649	$1,707	$(536)	$13,261
Operating expenses
Purchased power and fuel	5,191	589	705	797	(530)	6,752
Operating and maintenance	2,499	681	464	376	4	4,024
Depreciation and amortization	466	347	117	197	27	1,154
Taxes other than income	223	149	80	113	15	580

Total operating expenses	8,379	1,766	1,366	1,483	(484)	12,510
Equity in losses of unconsolidated affiliates	(20)	—	—	—	—	(20)
Gain on sales of assets	18	—	—	—	—	18
Gain on consolidation and acquisition of businesses	261	—	—	—	—	261

Operating income (loss)	59	496	283	224	(52)	1,010

Other income and (deductions)
Interest expense, net	(172)	(160)	(56)	(55)	(22)	(465)
Other, net	300	10	3	9	8	330

Total other income and (deductions)	128	(150)	(53)	(46)	(14)	(135)

Income (loss) before income taxes	187	346	230	178	(66)	875
Income taxes	(1)	137	57	72	(41)	224

Net income (loss)	188	209	173	106	(25)	651

Net income attributable to preference stock dividends	33	—	—	6	—	39

Net income (loss) attributable to common shareholders	$155	$209	$173	$100	$(25)	$612

(a)	In 2014, includes the results of operations of Constellation Energy Nuclear Group, LLC (CENG) beginning April 1, 2014, the date the nuclear operating services agreement was executed. In 2015, includes the results of operations of CENG on a fully consolidated basis.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Variance	2015 (a)	2014 (a)	Variance
Operating revenues	$4,232	$3,789	$443	$10,074	$8,179	$1,895
Operating expenses
Purchased power and fuel	1,849	1,835	14	5,282	5,191	91
Operating and maintenance	1,308	1,413	(105)	2,619	2,499	120
Depreciation and amortization	255	254	1	509	466	43
Taxes other than income	124	118	6	246	223	23

Total operating expenses	3,536	3,620	(84)	8,656	8,379	277
Equity in losses of unconsolidated affiliates	—	(1)	1	—	(20)	20
Gain on sales of assets	7	12	(5)	6	18	(12)
Gain on consolidation and acquisition of businesses	—	261	(261)	—	261	(261)

Operating income	703	441	262	1,424	59	1,365

Other income and (deductions)
Interest expense	(99)	(86)	(13)	(201)	(172)	(29)
Other, net	(31)	216	(247)	62	300	(238)

Total other income and (deductions)	(130)	130	(260)	(139)	128	(267)

Income before income taxes	573	571	2	1,285	187	1,098
Income taxes	181	199	(18)	407	(1)	408
Equity in losses of unconsolidated affiliates	(2)	—	(2)	(3)	—	(3)

Net income	390	372	18	875	188	687

Net (loss) income attributable to noncontrolling interests	(8)	32	(40)	34	33	1

Net income attributable to membership interest	$398	$340	$58	$841	$155	$686

	ComEd
	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Variance	2015	2014	Variance
Operating revenues	$1,148	$1,128	$20	$2,333	$2,262	$71
Operating expenses
Purchased power	275	269	6	601	589	12
Operating and maintenance	384	355	29	762	681	81
Depreciation and amortization	177	174	3	352	347	5
Taxes other than income	69	72	(3)	146	149	(3)

Total operating expenses	905	870	35	1,861	1,766	95

Operating income	243	258	(15)	472	496	(24)

Other income and (deductions)
Interest expense, net	(81)	(80)	(1)	(165)	(160)	(5)
Other, net	5	5	—	9	10	(1)

Total other income and (deductions)	(76)	(75)	(1)	(156)	(150)	(6)

Income before income taxes	167	183	(16)	316	346	(30)
Income taxes	68	72	(4)	127	137	(10)

Net income	$99	$111	$(12)	$189	$209	$(20)

(a)	Includes the results of operations of CENG beginning April 1, 2014, the date the nuclear operating services agreement was executed.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Variance	2015	2014	Variance
Operating revenues	$661	$656	$5	$1,646	$1,649	$(3)
Operating expenses
Purchased power and fuel	237	241	(4)	675	705	(30)
Operating and maintenance	192	184	8	414	464	(50)
Depreciation and amortization	69	59	10	131	117	14
Taxes other than income	39	38	1	80	80	—

Total operating expenses	537	522	15	1,300	1,366	(66)

Gain on sales of assets	—	—	—	1	—	1

Operating income	124	134	(10)	347	283	64

Other income and (deductions)
Interest expense, net	(28)	(28)	—	(56)	(56)	—
Other, net	1	1	—	3	3	—

Total other income and (deductions)	(27)	(27)	—	(53)	(53)	—

Income before income taxes	97	107	(10)	294	230	64
Income taxes	27	23	4	85	57	28

Net income attributable to common shareholder	$70	$84	$(14)	$209	$173	$36

	BGE
	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Variance	2015	2014	Variance
Operating revenues	$628	$653	$(25)	$1,664	$1,707	$(43)
Operating expenses
Purchased power and fuel	239	268	(29)	726	797	(71)
Operating and maintenance	149	188	(39)	331	376	(45)
Depreciation and amortization	87	89	(2)	192	197	(5)
Taxes other than income	54	53	1	111	113	(2)

Total operating expenses	529	598	(69)	1,360	1,483	(123)

Operating income	99	55	44	304	224	80

Other income and (deductions)
Interest expense, net	(24)	(27)	3	(50)	(55)	5
Other, net	4	5	(1)	8	9	(1)

Total other income and (deductions)	(20)	(22)	2	(42)	(46)	4

Income before income taxes	79	33	46	262	178	84
Income taxes	32	14	18	105	72	33

Net income	47	19	28	157	106	51
Preference stock dividends	3	3	—	6	6	—

Net income attributable to common shareholders	$44	$16	$28	$151	$100	$51

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Variance	2015	2014	Variance
Operating revenues	$(155)	$(202)	$47	$(372)	$(536)	$164
Operating expenses
Purchased power and fuel	(151)	(201)	50	(365)	(530)	165
Operating and maintenance	9	26	(17)	(3)	4	(7)
Depreciation and amortization	14	14	—	28	27	1
Taxes other than income	8	7	1	15	15	—

Total operating expenses	(120)	(154)	34	(325)	(484)	159
Equity in earnings of unconsolidated affiliates	—	1	(1)	—	—	—
Gain on sales of assets	—	1	(1)	1	—	1

Operating loss	(35)	(46)	11	(46)	(52)	6

Other income and (deductions)
Interest expense	77	(17)	94	(29)	(22)	(7)
Other, net	4	3	1	(18)	8	(26)

Total other income and (deductions)	81	(14)	95	(47)	(14)	(33)

Net income (loss) before income taxes	46	(60)	106	(93)	(66)	(27)
Income taxes	19	(31)	50	(34)	(41)	7
Equity in earnings of unconsolidated affiliates	—	—	—	1	—	1

Net income (loss)	27	(29)	56	(58)	(25)	(33)
Net income attributable to noncontrolling interests and preference stock dividends	—	—	—	1	—	1

Net income (loss) attributable to common shareholders	$27	$(29)	$56	$(59)	$(25)	$(34)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidated Balance Sheets

(in millions)

	June 30, 2015	December 31, 2014
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$6,014	$1,878
Restricted cash and cash equivalents	274	271
Accounts receivable, net
Customer	3,227	3,482
Other	1,304	1,227
Mark-to-market derivative assets	1,405	1,279
Unamortized energy contract assets	156	254
Inventories, net
Fossil fuel and emission allowances	364	579
Materials and supplies	1,068	1,024
Deferred income taxes	173	244
Regulatory assets	785	847
Assets held for sale	1	147
Other	654	865

Total current assets	15,425	12,097

Property, plant and equipment, net	53,935	52,087
Deferred debits and other assets
Regulatory assets	5,976	6,076
Nuclear decommissioning trust funds	10,607	10,537
Investments	607	544
Goodwill	2,672	2,672
Mark-to-market derivative assets	811	773
Deferred income taxes	2	—
Unamortized energy contracts assets	526	549
Pledged assets for Zion Station decommissioning	264	319
Other	1,388	1,160

Total deferred debits and other assets	22,853	22,630

Total assets	$92,213	$86,814

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$543	$460
Long-term debt due within one year	226	1,802
Accounts payable	2,727	3,048
Accrued expenses	1,366	1,539
Payables to affiliates	8	8
Regulatory liabilities	409	310
Mark-to-market derivative liabilities	165	234
Unamortized energy contract liabilities	141	238
Other	941	1,123

Total current liabilities	6,526	8,762

Long-term debt	25,220	19,362
Long-term debt to financing trusts	648	648
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	13,309	13,019
Asset retirement obligations	7,550	7,295
Pension obligations	3,134	3,366
Non-pension postretirement benefit obligations	1,850	1,742
Spent nuclear fuel obligation	1,021	1,021
Regulatory liabilities	4,462	4,550
Mark-to-market derivative liabilities	595	403
Unamortized energy contract liabilities	166	211
Payable for Zion Station decommissioning	135	155
Other	2,528	2,147

Total deferred credits and other liabilities	34,750	33,909

Total liabilities	67,144	62,681

Commitments and contingencies
Shareholders’ equity
Common stock	16,755	16,709
Treasury stock, at cost	(2,327)	(2,327)
Retained earnings	11,704	10,910
Accumulated other comprehensive loss, net	(2,626)	(2,684)

Total shareholders’ equity	23,506	22,608
BGE preference stock not subject to mandatory redemption	193	193
Noncontrolling interest	1,370	1,332

Total equity	25,069	24,133

Total liabilities and shareholders’ equity	$92,213	$86,814

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities
Net income	$1,372	$651
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, depletion and accretion, including nuclear fuel and energy contract amortization	1,957	1,925
Impairment of long-lived assets	24	112
Gain on consolidation and acquisition of businesses	—	(268)
Gain on sales of assets	(8)	(18)
Deferred income taxes and amortization of investment tax credits	211	133
Net fair value changes related to derivatives	(507)	751
Net realized and unrealized gains on nuclear decommissioning trust fund investments	(2)	(168)
Other non-cash operating activities	579	473
Changes in assets and liabilities:
Accounts receivable	253	48
Inventories	159	(150)
Accounts payable, accrued expenses and other current liabilities	(668)	(358)
Option premiums received, net	22	21
Counterparty collateral received (posted), net	417	(606)
Income taxes	247	(16)
Pension and non-pension postretirement benefit contributions	(301)	(499)
Other assets and liabilities	214	(280)

Net cash flows provided by operating activities	3,969	1,751

Cash flows from investing activities
Capital expenditures	(3,460)	(2,501)
Proceeds from nuclear decommissioning trust fund sales	3,314	4,219
Investment in nuclear decommissioning trust funds	(3,437)	(4,238)
Acquisition of businesses	(28)	(66)
Proceeds from sale of long-lived assets	145	32
Proceeds from termination of direct financing lease investment	—	335
Cash and restricted cash acquired from consolidations and acquisitions	—	129
Change in restricted cash	(3)	(40)
Other investing activities	(77)	(57)

Net cash flows used in investing activities	(3,546)	(2,187)

Cash flows from financing activities
Changes in short-term borrowings	94	293
Issuance of long-term debt	5,907	2,100
Retirement of long-term debt	(1,708)	(1,191)
Distributions to noncontrolling interest of consolidated VIE	—	(415)
Dividends paid on common stock	(537)	(533)
Proceeds from employee stock plans	16	18
Other financing activities	(59)	(83)

Net cash flows provided by financing activities	3,713	189

Increase (decrease) in cash and cash equivalents	4,136	(247)
Cash and cash equivalents at beginning of period	1,878	1,609

Cash and cash equivalents at end of period	$6,014	$1,362

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended June 30, 2015				Three Months Ended June 30, 2014
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$6,514	$(7	)(b),(c)	$6,507	$6,024	$170	(b),(c)	$6,194
Operating expenses
Purchased power and fuel	2,449	214	(b),(c)	2,663	2,412	108	(b),(c)	2,520
Operating and maintenance	2,042	(41	)(d),(e)	2,001	2,166	(137	)(d),(e)	2,029
Depreciation and amortization	602	—		602	590	—		590
Taxes other than income	294	—		294	288	—		288

Total operating expenses	5,387	173		5,560	5,456	(29)		5,427
Gain on sale of assets	7	—		7	13	—		13
Gain on consolidation and acquisition of businesses	—	—		—	261	(261	)(i)	—

Operating income	1,134	(180)		954	842	(62)		780

Other income and (deductions)
Interest expense	(155)	(104	)(d),(f)	(259)	(238)	8	(d)	(230)
Other, net	(17)	127	(g)	110	230	(162	)(g)	68

Total other income and (deductions)	(172)	23		(149)	(8)	(154)		(162)

Income before income taxes	962	(157)		805	834	(216)		618
Income taxes	327	(41	(b),(c),(d), )(e),(f),(g)	286	277	(111	(b),(c),(d), )(e),(i),(g)	166
Equity in losses of unconsolidated affiliates	(2)	—		(2)	—	—		—

Net income	633	(116)		517	557	(105)		452
Net income (loss) attributable to noncontrolling interests and preference stock dividends	(5)	14	(h)	9	35	(23	)(h)	12

Net income attributable to common shareholders	$638	$(130)		$508	$522	$(82)		$440

Effective tax rate	34.0%			35.5%	33.2%			26.9%
Earnings per average common share
Basic	$0.74	$(0.15)		$0.59	$0.61	$(0.10)		$0.51
Diluted	$0.74	$(0.15)		$0.59	$0.60	$(0.09)		$0.51

Average common shares outstanding
Basic	863			863	860			860
Diluted	866			866	864			864
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (b)		$(0.16)				$0.01
Amortization of commodity contract intangibles (c)		0.01				0.03
Merger and integration costs (d)		0.02				0.03
Long-lived asset impairment (e)		0.02				0.08
Mark-to-market impact of PHI merger related interest rate swaps (f)		(0.08)				—
Unrealized losses (gains) related to NDT fund investments (g)		0.06				(0.09)
CENG Non-controlling interest (h)		(0.02)				0.03
Gain on CENG integration (i)		—				(0.18)

Total adjustments		$(0.15)				$(0.09)

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value, if and when applicable, related to the Constellation merger, the CENG integration and the Integrys acquisition.
(d)	Adjustment to exclude certain costs associated with the Constellation merger, pending PHI acquisition, and at Generation, the CENG integration and Integrys acquisition, including, if and when applicable, professional fees, employee-related expenses, integration activities, upfront credit facilities fees, merger commitments, and certain pre-acquisition contingencies.
(e)	Adjustment to exclude a 2015 and 2014 charge to earnings related to the impairment of investments in long-term leases and a 2014 charge to earnings related to the impairment of certain wind generating assets.
(f)	Adjustment to exclude the mark-to-market impact of Exelon Corporate’s forward-starting interest rate swaps related to financing for the pending PHI acquisition.
(g)	Adjustment to exclude the unrealized gains and losses on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(h)	Adjustment to account for Generation’s non-controlling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments in 2015, and in 2014 the impact of unrealized gains and losses on NDT fund investments, certain merger and acquisition costs, and non-cash amortization of intangible assets, net, related to commodity contracts.
(i)	Adjustment to exclude the gain recorded upon consolidation of CENG resulting from the difference in the fair value of CENG’s net assets and the equity method investment previously recorded on Generation’s and Exelon’s books and the settlement of pre-existing commitments between Generation and CENG.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Six Months Ended June 30, 2015				Six Months Ended June 30, 2014
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$15,345	$(201	)(b),(c)	$15,144	$13,261	$1,020	(b),(c),(d)	$14,281
Operating expenses
Purchased power and fuel	6,919	220	(b),(c)	7,139	6,752	187	(b),(c)	6,939
Operating and maintenance	4,123	(53	)(d),(e),(f)	4,070	4,024	(149	)(d),(f)	3,875
Depreciation and amortization	1,212	—		1,212	1,154	—		1,154
Taxes other than income	598	—		598	580	—		580

Total operating expenses	12,852	167		13,019	12,510	38		12,548
Equity in losses of unconsolidated affiliates	—	—		—	(20)	12	(c),(d)	(8)
Gain on sales of assets	8	—		8	18	—		18
Gain on consolidation of CENG	—	—		—	261	(261	)(j)	—

Operating income	2,501	(368)		2,133	1,010	733		1,743

Other income and (deductions)
Interest expense, net	(501)	(15	)(d),(g)	(516)	(465)	8	(d)	(457)
Other, net	64	78	(h)	142	330	(205	)(h),(k)	125

Total other income and (deductions)	(437)	63		(374)	(135)	(197)		(332)

Income before income taxes	2,064	(305)		1,759	875	536		1,411
			(b),(c),(d),
			(e),(f),(g),				(b),(c),(d),
Income taxes	690	(104	)(h)	586	224	201	(f),(h),(j),(k)	425
Equity in losses of unconsolidated affiliates	(2)	—		(2)	—	—		—

Net income	1,372	(201)		1,171	651	335		986
Net income attributable to noncontrolling interests, preferred security dividends and redemption and preference stock dividends	41	7	(i)	48	39	(23	)(i)	16

Net income attributable to common shareholders	$1,331	$(208)		$1,123	$612	$358		$970

Effective tax rate	33.4%			33.3%	25.6%			30.1%
Earnings per average common share
Basic	$1.54	$(0.24)		$1.30	$0.71	$0.42		$1.13
Diluted	$1.54	$(0.24)		$1.30	$0.71	$0.41		$1.12

Average common shares outstanding
Basic	862			862	860			860
Diluted	866			866	863			863
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (b)		$(0.27)				$0.52
Amortization of commodity contract intangibles (c)		(0.02)				0.06
Merger and integration costs (d)		0.04				0.04
Long-lived asset impairment (e)		0.02				0.08
Midwest Generation bankruptcy recoveries (f)		(0.01)				—
Mark-to-market impact of PHI merger related interest rate swaps (g)		(0.03)				—
Unrealized gains related to NDT fund investments (h)		0.04				(0.10)
CENG Non-controlling interest (i)		(0.01)				0.03
Gain on CENG integration (j)		—				(0.18)
Tax settlement (k)		—				(0.04)

Total adjustments		$(0.24)				0.41

Note: For the six months ended June 30, 2014, includes the results of operations of CENG beginning April 1, 2014, the date the nuclear operating services agreement was executed.

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value, if and when applicable, related to the Constellation merger, the CENG integration and the Integrys acquisition.
(d)	Adjustment to exclude certain costs associated with the Constellation merger, pending PHI acquisition, and at Generation, the CENG integration and Integrys acquisition, including, if and when applicable, professional fees, employee-related expenses, integration activities, upfront credit facilities fees, merger commitments, and certain pre-acquisition contingencies.
(e)	Adjustment to exclude a 2015 and 2014 charge to earnings related to the impairment of investments in long-term leases and a 2014 charge to earnings related to the impairment of certain wind generating assets.
(f)	Adjustment to reflect a benefit related to the favorable settlement of a long-term railcar lease agreement pursuant to the Midwest Generation bankruptcy.

(g)	Adjustment to exclude the mark-to-market impact of Exelon Corporate’s forward-starting interest rate swaps related to financing for the pending PHI acquisition.
(h)	Adjustment to exclude the unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(i)	Adjustment to account for Generation’s non-controlling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments in 2015, and in 2014 the impact of unrealized gains and losses on NDT fund investments, certain merger and acquisition costs, and non-cash amortization of intangible assets, net, related to commodity contracts.
(j)	Adjustment to exclude the gain recorded upon consolidation of CENG resulting from the difference in the fair value of CENG’s net assets and the equity method investment previously recorded on Generation’s and Exelon’s books and the settlement of pre-existing commitments between Generation and CENG.
(k)	Adjustment to reflect a benefit related to favorable settlements in 2014 of certain income tax positions on Constellation’s 2009-2012 tax returns.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Three Months Ended June 30, 2015 and 2014

(unaudited)

	Exelon
	Earnings per
	Diluted
	Share	Generation	ComEd	PECO	BGE		Other (a)	Exelon
2014 GAAP Earnings (Loss)	$0.60	$340	$111	$84	$16		$(29)	$522
2014 Adjusted (non-GAAP) Operating (Earnings) Loss Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.01	8	—	—	—		—	8
Unrealized Gains Related to NDT Fund Investments (1)	(0.09)	(76)	—	—	—		—	(76)
Merger and Integration Costs (2)	0.03	19	—	—	—		12	31
Amortization of Commodity Contract Intangibles (3)	0.03	23	—	—	—		—	23
Long-Lived Asset Impairment (4)	0.08	53	—	—	—		15	68
Gain on CENG Integration (5)	(0.18)	(159)	—	—	—		—	(159)
CENG Non-Controlling Interest (6)	0.03	23	—	—			—	23

2014 Adjusted (non-GAAP) Operating Earnings (Loss)	0.51	231	111	84	16		(2)	440
Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (8)	0.07	57	—	—	—		—	57
Nuclear Fuel Cost (9)	—	2	—	—	—		—	2
Capacity Pricing (10)	0.01	10	—	—	—		—	10
Market and Portfolio Conditions (11)	0.02	19	—	—	—		—	19
ComEd, PECO and BGE Margins:
Weather	—	—	(8)	8	—	(b)	—	—
Load	—	—	(3)	1	—	(b)	—	(2)
Other Energy Delivery (12)	0.02	—	20	(4)	2		—	18
Operating and Maintenance Expense:
Labor, Contracting and Materials (13)	(0.02)	(12)	(12)	6	2		—	(16)
Planned Nuclear Refueling Outages (14)	0.01	12	—	—	—		—	12
Pension and Non-Pension Postretirement Benefits (15)	(0.02)	(7)	(5)	(1)	—		(2)	(15)
Other Operating and Maintenance (16)	0.05	14	2	(10)	23		7	36
Depreciation and Amortization Expense (17)	(0.01)	(1)	(2)	(6)	1		(1)	(9)
Interest Expense, Net (18)	(0.03)	(14)	(1)	—	1		(8)	(22)
Income Taxes (19)	(0.05)	(29)	(3)	(6)	1		(9)	(46)
Equity in Earnings of Unconsolidated Affiliates	—	(1)	—	—	—		—	(1)
CENG Non-Controlling Interest (20)	—	2	—	—	—		—	2
Other (21)	0.03	26	2	(1)	(1)		(3)	23

2015 Adjusted (non-GAAP) Operating Earnings (Loss)	0.59	309	101	71	45		(18)	508
2015 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.16	145	—	—	—		(2)	143
Unrealized Losses Related to NDT Fund Investments (1)	(0.06)	(56)	—	—	—		—	(56)
Merger and Integration Costs (2)	(0.02)	(5)	(2)	(1)	(1)		(9)	(18)
Amortization of Commodity Contract Intangibles (3)	(0.01)	(9)	—	—	—		—	(9)
Long-Lived Asset Impairment (4)	(0.02)	—	—	—			(15)	(15)
Mark-to-Market Impact of PHI Merger Related Interest Rate Swaps (7)	0.08	—	—	—	—		71	71
CENG Non-Controlling Interest (6)	0.02	14	—	—	—		—	14

2015 GAAP Earnings	$0.74	$398	$99	$70	$44		$27	$638

Notes:

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	As approved by the Maryland PSC, BGE records a monthly adjustment to rates for residential and the majority of its commercial and industrial customers to eliminate the effect of abnormal weather and usage patterns per customer on distribution volumes.
(1)	Reflects the impact of unrealized gains and losses on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Reflects certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, upfront credit facilities fees, merger commitments, and certain pre-acquisition contingencies related to the Constellation merger, CENG integration and the Integrys and pending PHI acquisitions.
(3)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value, if and when applicable, related to the Constellation merger, the CENG integration and the Integrys acquisition.
(4)	Reflects a 2014 charge primarily related to the impairment of certain wind generating assets and charges in 2014 and 2015 related to the impairment of investment in long-term leases.
(5)	Represents the gain recorded upon consolidation of CENG resulting from the difference in the fair value of CENG’s net assets as of April 1, 2014, and the equity method investment previously recorded on Generation’s and Exelon’s books and the settlement of pre-existing transactions between Generation and CENG.

(6)	Represents Generation’s non-controlling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments in 2015, and in 2014 the impact of unrealized gains and losses on NDT fund investments, certain merger and acquisition costs, and non-cash amortization of intangible assets, net, related to commodity contracts.
(7)	Reflects the impact of mark-to-market activity on forward-starting interest rate swaps held at Exelon Corporate related to financing for the pending PHI acquisition, which were terminated on June 8, 2015.
(8)	Primarily reflects a reduction in the number of nuclear outage days in 2015, including Salem and the CENG plants.
(9)	Primarily reflects the cancellation of the DOE spent nuclear fuel disposal fee, partially offset by an increase in fuel cost due to increased generation.
(10)	Primarily reflects increased capacity prices for the Mid-West market, partially offset by a decrease in capacity prices for the Mid-Atlantic market and a reduction of capacity credits resulting from the sale of generating assets in 2014.
(11)	Primarily reflects the favorability from portfolio management optimization activities in the Mid-Atlantic and Midwest regions and the benefit from the Integrys acquisition, partially offset by lower margins resulting from the sale of generating assets in 2014.
(12)	At ComEd, primarily reflects increased distribution formula rate revenue due to increased capital investments and increased cost recovery of O&M expenses (offset below), partially offset by lower return on common equity due to a decrease in treasury rates.
(13)	Primarily reflects increased contracting costs related to preventative and corrective maintenance projects at ComEd, decreased meter reading contracting costs (offset below within depreciation and amortization) at PECO, and increased inflation across all operating companies.
(14)	Primarily reflects a reduction in the number of nuclear refueling outage days in 2015, excluding Salem.
(15)	Primarily reflects the unfavorable impact in 2015 of lower assumed pension and OPEB discount rates and an increase in the life expectancy assumption for plan participants.
(16)	Primarily reflects a reduction in the number of refueling outage days at Salem at Generation, increased storm costs as a result of a significant storm in 2015 at PECO, and a decrease in uncollectible accounts expense at BGE.
(17)	At PECO, primarily reflects the change in the under-recovered position of the Smart Meter program surcharge given lower meter reading costs (offset above).
(18)	At Generation, primarily reflects increased interest expense due to higher outstanding debt in 2015.
(19)	At Generation, primarily reflects a decrease in the domestic production activities deduction. At PECO, primarily reflects a decrease in electric tax repairs deduction taken in the second quarter of 2015.
(20)	Reflects Generation’s non-controlling interest related to the net impact of CENG’s operating revenue and expenses.
(21)	For Generation, primarily reflects higher realized NDT fund gains.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Six Months Ended June 30, 2015 and 2014

(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	BGE		Other (a)	Exelon
2014 GAAP Earnings (Loss)	$0.71	$155	$209	$173	$100		$(25)	$612

2014 Adjusted (non-GAAP) Operating (Earnings) Loss Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.52	455	—	—	—		(4)	451
Unrealized Gains Related to NDT Fund Investments (1)	(0.10)	(84)	—	—	—		—	(84)
Amortization of Commodity Contract Intangibles (2)	0.06	54	—	—	—		—	54
Merger and Integration Costs (3)	0.04	28	—	—	—		12	40
Tax Settlements (4)	(0.04)	(35)	—	—	—		—	(35)
Long-Lived Asset Impairment (5)	0.08	53	—	—	—		15	68
Gain on CENG Integration (6)	(0.18)	(159)	—	—			—	(159)
CENG Non-Controlling Interest (7)	0.03	23	—	—			—	23

2014 Adjusted (non-GAAP) Operating Earnings (Loss)	1.12	490	209	173	100		(2)	970

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (10)	0.30	265	—	—	—		—	265
Nuclear Fuel Cost (11)	—	(1)	—	—	—		—	(1)
Capacity Pricing (12)	0.03	24	—	—	—		—	24
Market and Portfolio Conditions (13)	0.06	50	—	—	—		—	50
ComEd, PECO and BGE Margins:
Weather	—	—	(11)	12	—	(b)	—	1
Load	—	—	(8)	5	—	(b)	—	(3)
Other Energy Delivery (14)	0.08	—	54	(2)	17		1	70
Operating and Maintenance Expense:
Labor, Contracting and Materials (15)	(0.14)	(98)	(23)	—	2		—	(119)
Planned Nuclear Refueling Outages (16)	(0.02)	(17)	—	—	—		—	(17)
Pension and Non-Pension Postretirement Benefits (17)	—	(2)	—	—	1		(2)	(3)
Other Operating and Maintenance (18)	0.02	(21)	(23)	30	26		4	16
Depreciation and Amortization Expense (19)	(0.04)	(26)	(3)	(8)	3		(1)	(35)
Interest Expense, Net (20)	(0.05)	(28)	(3)	—	2		(13)	(42)
Income Taxes (21)	(0.04)	(24)	(1)	(1)	—		(12)	(38)
Equity in Earnings of Unconsolidated Affiliates	—	3	—	—	—		—	3
CENG Non-Controlling Interest (22)	(0.02)	(19)	—	—	—		—	(19)
Other (23)	—	16	1	1	2		(19)	1

2015 Adjusted (non-GAAP) Operating Earnings (Loss)	1.30	612	192	210	153		(44)	1,123

2015 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.27	245	—	—	—		(2)	243
Unrealized Losses Related to NDT Fund Investments (1)	(0.04)	(32)	—	—	—		—	(32)
Amortization of Commodity Contract Intangibles (2)	0.02	15	—	—	—		—	15
Merger and Integration Costs (3)	(0.04)	(12)	(3)	(1)	(2)		(19)	(37)
Long-Lived Asset Impairment (5)	(0.02)	—	—	—	—		(15)	(15)
Mark-to-Market Impact of PHI Merger Related Interest Rate Swaps (8)	0.03	—	—	—	—		21	21
Midwest Generation Bankruptcy Recoveries (9)	0.01	6	—	—	—		—	6
CENG Non-Controlling Interest (7)	0.01	7	—	—	—		—	7

2015 GAAP Earnings (Loss)	$1.54	$841	$189	$209	$151		$(59)	$1,331

Note:

•	In 2015, each line item above includes 100% of CENG’s results of operations, however during the first quarter of 2014, CENG’s net results were included in equity in earnings (loss) on unconsolidated affiliates. Therefore, the results of operations from 2015 and 2014 for each line item above are not comparable for Generation and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations.
(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	As approved by the Maryland PSC, BGE records a monthly adjustment to rates for residential and the majority of its commercial and industrial customers to eliminate the effect of abnormal weather and usage patterns per customer on distribution volumes.
(1)	Reflects the impact of unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value, if and when applicable, related to the Constellation merger, CENG Integration, and the Integrys acquisition.

(3)	Reflects certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, upfront credit facilities fees, merger commitments, and certain pre-acquisition contingencies related to the Constellation merger, CENG integration and the Integrys and pending PHI acquisitions.
(4)	Reflects a benefit related to the favorable settlement in 2014 of certain income tax positions on Constellation’s 2009-2012 pre-acquisition tax returns.
(5)	Reflects a 2014 charge primarily related to the impairment of certain wind generating assets and charges in 2014 and 2015 related to the impairment of investment in long-term leases.
(6)	Represents the gain recorded upon consolidation of CENG resulting from the difference in the fair value of CENG’s net assets as of April 1, 2014, and the equity method investment previously recorded on Generation’s and Exelon’s books and the settlement of pre-existing transactions between Generation and CENG.
(7)	Represents Generation’s non-controlling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments in 2015, and in 2014 the impact of unrealized gains and losses on NDT fund investments, certain merger and acquisition costs, and non-cash amortization of intangible assets, net, related to commodity contracts.
(8)	Reflects the impact of mark-to-market activity on forward-starting interest rate swaps held at Exelon Corporate related to financing for the pending PHI acquisition, which were terminated on June 8, 2015.
(9)	Primarily reflects a benefit for the favorable settlement of a long-term railcar lease agreement pursuant to the Midwest Generation bankruptcy.
(10)	Primarily reflects the inclusion of CENG’s results for the first quarter of 2015 and a reduction in the number of nuclear generating outage days in 2015.
(11)	Primarily reflects the cancellation of the DOE spent nuclear disposal fee, substantially offset by the inclusion of CENG’s results in 2015 and an increase in fuel cost due to increased generation.
(12)	Primarily reflects the inclusion of CENG’s capacity credits and increased capacity prices for the Midwest market, partially offset by a decrease in capacity prices for the Mid-Atlantic market and the reduction of capacity credits resulting from the sale of generating assets in 2014.
(13)	Primarily reflects the benefit of lower cost to serve load (including the absence of higher procurement costs for replacement power in 2014), the benefit from the Integrys acquisition, favorability from portfolio management optimization activities in the Mid-Atlantic and Midwest regions, partially offset by lower margins resulting from the sale of generating assets in 2014, lower realized energy prices, and the absence of the 2014 fuel optimization opportunities in the South due to extreme cold weather.
(14)	For ComEd, primarily reflects increased distribution formula rate revenue (due to increased capital investments and increased cost recovery of O&M expenses (offset below), partially offset by lower return on common equity due to a decrease in treasury rates), and increased uncollectible accounts expense (offset below in operating and maintenance expense). For BGE, primarily reflects increased distribution revenue pursuant to increased rates effective in December 2014.
(15)	Primarily reflects the inclusion of CENG’s results for the first quarter of 2015 at Generation, increased contracting costs related to other preventative and corrective maintenance projects at ComEd, decreased meter reading contracting costs (offset below within depreciation and amortization) partially offset by maintenance and vegetation management costs at PECO, and inflation across all operating companies.
(16)	Primarily reflects the impact of increased refueling outage costs at CENG plants in 2015.
(17)	Primarily reflects the unfavorable impact of lower assumed pension and OPEB discount rates for 2015 and an increase in the life expectancy assumption for plan participants in 2015, substantially offset by cost savings from plan design changes for certain OPEB plans effective April 2014 and forward.
(18)	For Generation, primarily reflects the inclusion of CENG’s results for the first quarter of 2015, partially offset by a reduction in the number of nuclear refueling outage days at Salem. For ComEd, primarily relates to increased uncollectible accounts expense (offset above, in other energy and delivery revenue). For PECO, reflects decreased storm costs, primarily as a result of the February 5, 2014 ice storm. For BGE, primarily reflects decreased storm costs and a decrease in uncollectible accounts expense.
(19)	Primarily reflects the inclusion of CENG’s results for the first quarter of 2015 at Generation and the change in the under-recovered position of the Smart Meter program surcharge given lower meter reading costs (offset above) at PECO.
(20)	At Generation, primarily reflects increased interest expense due to higher outstanding debt in 2015 and a 2014 interest benefit for the favorable settlement of certain income tax positions, partially offset by the inclusion of CENG’s results for the first quarter of 2015. At Corporate, primarily reflects increased interest expense for payments related to the mandatory convertible securities issued for the pending PHI acquisition.
(21)	At Generation, primarily reflects the absence of favorable settlements of certain income tax positions recorded in 2014 and a decrease in the domestic production activities deduction.
(22)	Reflects Generation’s non-controlling interest related to the net impact of CENG’s operating revenue and expenses.
(23)	For Generation, primarily reflects higher realized NDT fund gains, partially offset by the inclusion of CENG’s results for the first quarter of 2015. For Corporate, primarily reflects a loss on the termination of forward-starting interest rate swaps in the first quarter of 2015.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited) (in millions)

	Generation
	Three Months Ended June 30, 2015				Three Months Ended June 30, 2014
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,232	$(7	)(b),(c)	$4,225	$3,789	$170	(b),(c)	$3,959
Operating expenses
Purchased power and fuel	1,849	214	(b),(c)	2,063	1,835	108	(b),(c)	1,943
Operating and maintenance	1,308	(7	)(d)	1,301	1,413	(101	)(d),(h)	1,312
Depreciation and amortization	255	—		255	254	—		254
Taxes other than income	124	—		124	118	—		118

Total operating expenses	3,536	207		3,743	3,620	7		3,627
Equity in losses of unconsolidated affiliates	—	—		—	(1)	—		(1)
Gain on sale of assets	7	—		7	12	—		12
Gain on consolidation and acquisition of businesses	—	—		—	261	(261	)(i)	—

Operating income	703	(214)		489	441	(98)		343

Other income and (deductions)
Interest expense	(99)	—		(99)	(86)	—		(86)
Other, net	(31)	127	(e)	96	216	(162	)(e)	54

Total other income and (deductions)	(130)	127		(3)	130	(162)		(32)

Income before income taxes	573	(87)		486	571	(260)		311
			(b),(c),(d),				(b),(c),(d),
Income taxes	181	(12	)(e)	169	199	(128	)(e),(h),(i)	71
Equity in losses of unconsolidated affiliates	(2)	—		(2)	—	—		—

Net income	390	(75)		315	372	(132)		240
Net (loss) income attributable to noncontrolling interests	(8)	14	(f)	6	32	(23	)(f)	9

Net income attributable to membership interest	$398	$(89)		$309	$340	$(109)		$231

	Six Months Ended June 30, 2015				Six Months Ended June 30, 2014
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$10,074	$(201	)(b),(c)	$9,873	$8,179	$1,020	(b),(c),(d)	$9,199
Operating expenses
Purchased power and fuel	5,282	220	(b),(c)	5,502	5,191	187	(b),(c)	5,378
Operating and maintenance	2,619	(8	)(d),(g)	2,611	2,499	(114	)(d),(h)	2,385
Depreciation and amortization	509	—		509	466	—		466
Taxes other than income	246	—		246	223	—		223

Total operating expenses	8,656	212		8,868	8,379	73		8,452
Equity in losses of unconsolidated affiliates	—	—		—	(20)	12	(c),(d)	(8)
Gain on sale of assets	6	—		6	18	—		18
Gain on consolidation and acquisition of businesses	—	—		—	261	(261	)(i)	—

Operating income	1,424	(413)		1,011	59	698		757

Other income and (deductions)
Interest expense	(201)	—		(201)	(172)	—		(172)
Other, net	62	78	(e)	140	300	(205	)(e),(j)	95

Total other income and (deductions)	(139)	78		(61)	128	(205)		(77)

Income before income taxes	1,285	(335)		950	187	493		680
							(b),(c),(d).
			(b),(c),(d),				(e),(h),(i),
Income taxes	407	(113	)(e),(g)	294	(1)	181	(j)	180
Equity in loss of unconsolidated affiliates	(3)	—		(3)	—	—		—
Net income	875	(222)		653	188	312		500

Net income attributable to noncontrolling interests	34	7	(f)	41	33	(23	)(f)	10

Net income attributable to membership interest	$841	$(229)		$612	$155	$335		$490

Note: For the six months ended June 30, 2014, includes the results of operations of CENG beginning April 1, 2014, the date the nuclear operating services agreement was executed.

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value, if and when applicable, related to the Constellation merger, the CENG integration and the Integrys acquisition.
(d)	Adjustment to exclude certain costs associated with the Constellation merger, pending PHI acquisition, the CENG integration and Integrys acquisition, including, if and when applicable, professional fees, employee-related expenses, integration activities, upfront credit facilities fees, merger commitments, and certain pre-acquisition contingencies.
(e)	Adjustment to exclude the unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(f)	Adjustment to account for Generation’s non-controlling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments in 2015, and in 2014 the impact of unrealized gains and losses on NDT fund investments, certain merger and acquisition costs, and non-cash amortization of intangible assets, net, related to commodity contracts.
(g)	Adjustment to reflect a benefit related to the favorable settlement of a long-term railcar lease agreement pursuant to the Midwest Generation bankruptcy.
(h)	Adjustment to exclude a 2014 charge to earnings related to the impairment of certain wind generating assets.
(i)	Adjustment to exclude the gain recorded upon consolidation of CENG resulting from the difference in the fair value of CENG’s net assets and the equity method investment previously recorded on Generation’s and Exelon’s books and the settlement of pre-existing commitments between Generation and CENG.
(j)	Adjustment to reflect a benefit related to favorable settlements in 2014 of certain income tax positions on Constellation’s 2009-2012 tax returns.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd
	Three Months Ended June 30, 2015				Three Months Ended June 30, 2014
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$1,148	$—		$1,148	$1,128	$—	$1,128
Operating expenses
Purchased power	275	—		275	269	—	269
Operating and maintenance	384	(3	)(b)	381	355	—	355
Depreciation and amortization	177	—		177	174	—	174
Taxes other than income	69	—		69	72	—	72

Total operating expenses	905	(3)		902	870	—	870

Operating income	243	3		246	258	—	258

Other income and (deductions)
Interest expense	(81)	—		(81)	(80)	—	(80)
Other, net	5	—		5	5	—	5

Total other income and (deductions)	(76)	—		(76)	(75)	—	(75)

Income before income taxes	167	3		170	183	—	183
Income taxes	68	1	(b)	69	72	—	72

Net income	$99	$2		$101	$111	$—	$111

	Six Months Ended June 30, 2015				Six Months Ended June 30, 2014
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$2,333	$—		$2,333	$2,262	$—	$2,262
Operating expenses
Purchased power	601	—		601	589	—	589
Operating and maintenance	762	(5	)(b)	757	681	—	681
Depreciation and amortization	352	—		352	347	—	347
Taxes other than income	146	—		146	149	—	149

Total operating expenses	1,861	(5)		1,856	1,766	—	1,766

Operating income	472	5		477	496	—	496

Other income and (deductions)
Interest expense, net	(165)	—		(165)	(160)	—	(160)
Other, net	9	—		9	10	—	10

Total other income and (deductions)	(156)	—		(156)	(150)	—	(150)

Income before income taxes	316	5		321	346	—	346
Income taxes	127	2	(b)	129	137	—	137

Net income	$189	$3		$192	$209	$—	$209

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain integration costs associated with the pending PHI acquisition.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended June 30, 2015				Three Months Ended June 30, 2014
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$661	$—		$661	$656	$—	$656
Operating expenses
Purchased power and fuel	237	—		237	241	—	241
Operating and maintenance	192	(1	)(b)	191	184	—	184
Depreciation and amortization	69	—		69	59	—	59
Taxes other than income	39	—		39	38	—	38

Total operating expenses	537	(1)		536	522	—	522

Operating income	124	1		125	134	—	134

Other income and (deductions)
Interest expense	(28)	—		(28)	(28)	—	(28)
Other, net	1	—		1	1	—	1

Total other income and (deductions)	(27)	—		(27)	(27)	—	(27)

Income before income taxes	97	1		98	107	—	107
Income taxes	27	—		27	23	—	23

Net income attributable to common shareholder	$70	$1		$71	$84	$—	$84

	Six Months Ended June 30, 2015				Six Months Ended June 30, 2014
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$1,646	$—		$1,646	$1,649	$—	$1,649
Operating expenses
Purchased power and fuel	675	—		675	705	—	705
Operating and maintenance	414	(2	)(b)	412	464	—	464
Depreciation and amortization	131	—		131	117	—	117
Taxes other than income	80	—		80	80	—	80

Total operating expenses	1,300	(2)		1,298	1,366	—	1,366

Gain on sales of assets	1	—		1	—	—	—

Operating income	347	2		349	283	—	283

Other income and (deductions)
Interest expense, net	(56)	—		(56)	(56)	—	(56)
Other, net	3	—		3	3	—	3

Total other income and (deductions)	(53)	—		(53)	(53)	—	(53)

Income before income taxes	294	2		296	230	—	230
Income taxes	85	1	(b)	86	57	—	57

Net income attributable to common shareholder	$209	$1		$210	$173	$—	$173

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain integration costs associated with the pending PHI acquisition.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	BGE
	Three Months Ended June 30, 2015				Three Months Ended June 30, 2014
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$628	$—		$628	$653	$—	$653
Operating expenses
Purchased power and fuel	239	—		239	268	—	268
Operating and maintenance	149	(2	)(b)	147	188	—	188
Depreciation and amortization	87	—		87	89	—	89
Taxes other than income	54	—		54	53	—	53

Total operating expenses	529	(2)		527	598	—	598

Operating income	99	2		101	55	—	55

Other income and (deductions)
Interest expense	(24)	—		(24)	(27)	—	(27)
Other, net	4	—		4	5	—	5

Total other income and (deductions)	(20)	—		(20)	(22)	—	(22)

Income before income taxes	79	2		81	33	—	33
Income taxes	32	1	(b)	33	14	—	14

Net income	47	1		48	19	—	19
Preference stock dividends	3	—		3	3	—	3

Net income attributable to common shareholders	$44	$1		$45	$16	$—	$16

	Six Months Ended June 30, 2015				Six Months Ended June 30, 2014
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$1,664	$—		$1,664	$1,707	$—	$1,707
Operating expenses
Purchased power and fuel	726	—		726	797	—	797
Operating and maintenance	331	(3	)(b)	328	376	—	376
Depreciation and amortization	192	—		192	197	—	197
Taxes other than income	111	—		111	113	—	113

Total operating expenses	1,360	(3)		1,357	1,483	—	1,483

Operating income	304	3		307	224	—	224

Other income and (deductions)
Interest expense, net	(50)	—		(50)	(55)	—	(55)
Other, net	8	—		8	9	—	9

Total other income and (deductions)	(42)	—		(42)	(46)	—	(46)

Income before income taxes	262	3		265	178	—	178
Income taxes	105	1	(b)	106	72	—	72

Net income	157	2		159	106	—	106
Preference stock dividends	6	—		6	6	—	6

Net income attributable to common shareholders	$151	$2		$153	$100	$—	$100

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain integration costs associated with the pending PHI acquisition.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended June 30, 2015				Three Months Ended June 30, 2014
	GAAP (b)	Adjustments		Adjusted Non-GAAP	GAAP (b)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(155)	$—		$(155)	$(202)	$—		$(202)
Operating expenses
Purchased power and fuel	(151)	—		(151)	(201)	—		(201)
Operating and maintenance	9	(28	)(c),(d)	(19)	26	(36	)(c),(d)	(10)
Depreciation and amortization	14	—		14	14	—		14
Taxes other than income	8	—		8	7	—		7

Total operating expenses	(120)	(28)		(148)	(154)	(36)		(190)
Equity in earnings of unconsolidated affiliates	—	—		—	1	—		1
Gain on sale of assets	—	—		—	1	—		1

Operating loss	(35)	28		(7)	(46)	36		(10)

Other income and (deductions)
Interest expense	77	(104	)(c),(e)	(27)	(17)	8	(c)	(9)
Other, net	4	—		4	3	—		3

Total other income and (deductions)	81	(104)		(23)	(14)	8		(6)

Income (loss) before income taxes	46	(76)		(30)	(60)	44		(16)
Income taxes (benefit)	19	(31	)(c),(d),(e),(f)	(12)	(31)	17	(c),(d)	(14)

Net income (loss)	$27	$(45)		$(18)	$(29)	$27		$(2)

	Six Months Ended June 30, 2015				Six Months Ended June 30, 2014
	GAAP (b)	Adjustments		Adjusted Non-GAAP	GAAP (b)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(372)	$—		$(372)	$(536)	$—		$(536)
Operating expenses
Purchased power and fuel	(365)	—		(365)	(530)	—		(530)
Operating and maintenance	(3)	(35	)(c),(d)	(38)	4	(35	)(c),(d)	(31)
Depreciation and amortization	28	—		28	27	—		27
Taxes other than income	15	—		15	15	—		15

Total operating expenses	(325)	(35)		(360)	(484)	(35)		(519)
Gain on sale of assets	1	—		1	—	—		—

Operating loss	(46)	35		(11)	(52)	35		(17)

Other income and (deductions)
Interest expense	(29)	(15	)(c),(e)	(44)	(22)	8	(c)	(14)
Other, net	(18)	—		(18)	8	—		8

Total other income and (deductions)	(47)	(15)		(62)	(14)	8		(6)

Loss before income taxes	(93)	20		(73)	(66)	43		(23)
Income benefit	(34)	5	(c),(d),(e),(f)	(29)	(41)	20	(c),(d),(f)	(21)
Equity in earnings of unconsolidated affiliates	1	—		1	—	—		—

Net loss	(58)	15		(43)	(25)	23		(2)
Net income attributable to noncontrolling interests and preference stock dividends	1	—		1	—	—		—

Net loss attributable to common shareholders	$(59)	$15		$(44)	$(25)	$23		$(2)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	Results reported in accordance with GAAP.
(c)	Adjustment to exclude certain costs associated with the pending PHI acquisition including, if and when applicable, professional fees, employee-related expenses, integration activities, upfront credit facilities fees, merger commitments, and certain pre-acquisition contingencies.
(d)	Adjustment to exclude a charge to earnings related to the impairment of investment in long-term leases in both 2015 and 2014.
(e)	Adjustment to exclude the mark-to-market impact of Exelon Corporate’s forward-starting interest rate swaps related to financing for the pending PHI acquisition.
(f)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended,
			December 31,	September 30,
	June 30, 2015	March 31, 2015	2014	2014	June 30, 2014
Supply Source (GWh)
Nuclear Generation
Mid-Atlantic (a)	15,619	15,718	15,768	15,993	14,912
Midwest	23,448	22,427	23,777	24,379	22,719
New York (a)	4,738	4,512	4,988	4,891	3,766

Total Nuclear Generation	43,805	42,657	44,533	45,263	41,397
Fossil and Renewables (a)
Mid-Atlantic	750	559	2,268	2,385	3,165
Midwest	363	432	424	212	319
New England	135	600	411	1,789	1,299
New York	1	1	1	1	1
ERCOT	872	1,422	1,624	2,331	1,553
Other Power Regions (b)	2,096	1,973	1,999	2,285	2,041

Total Fossil and Renewables	4,217	4,987	6,727	9,003	8,378
Purchased Power
Mid-Atlantic	1,384	1,824	929	1,110	810
Midwest	407	589	513	260	520
New England	5,742	6,408	4,763	3,231	2,290
ERCOT	2,903	2,244	1,966	2,184	2,518
Other Power Regions (b)	4,170	3,307	3,389	4,397	3,654

Total Purchased Power	14,606	14,372	11,560	11,182	9,792
Total Supply/Sales by Region (d)
Mid-Atlantic (c)	17,753	18,101	18,965	19,488	18,887
Midwest (c)	24,218	23,448	24,714	24,851	23,558
New England	5,877	7,008	5,174	5,020	3,589
New York	4,739	4,513	4,989	4,892	3,767
ERCOT	3,775	3,666	3,590	4,515	4,071
Other Power Regions (b)	6,266	5,280	5,388	6,682	5,695

Total Supply/Sales by Region	62,628	62,016	62,820	65,448	59,567

	Three Months Ended,
			December 31,	September 30,
	June 30, 2015	March 31, 2015	2014	2014	June 30, 2014
Outage Days (e)
Refueling	71	89	97	18	108
Non-refueling	18	32	8	20	44

Total Outage Days	89	121	105	38	152

(a)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG). Nuclear generation includes physical volumes of 3,743 GWh, 3,284 GWh, 3,902 GWh, 3,726 GWh, and 3,780 GWh in the Mid-Atlantic region and 4,738 GWh, 4,512 GWh, 4,988 GWh, 4,891 GWh, and 3,766 GWh in the New York region for the three months ended June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014, and June 30, 2014, respectively for CENG.
(b)	Other Power Regions includes South, West and Canada.
(c)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(d)	Total sales do not include physical trading volumes of 1,657 GWh, 1,808 GWh, 2,442 GWh, 3,006 GWh, and 2,629 GWh for the three months ended June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014, and June 30, 2014, respectively.
(e)	Outage days exclude Salem.

EXELON CORPORATION

Exelon Generation Statistics

Six Months Ended June 30, 2015 and 2014

	June 30, 2015	June 30, 2014
Supply Source (GWh)
Nuclear Generation
Mid-Atlantic (a)	31,337	27,048
Midwest	45,875	45,844
New York (a)	9,250	3,766

Total Nuclear Generation	86,462	76,658
Fossil and Renewables (a)
Mid-Atlantic	1,309	6,373
Midwest	795	736
New England	735	3,033
New York	2	2
ERCOT	2,294	3,208
Other Power Regions (c)	4,069	3,670

Total Fossil and Renewables	9,204	17,022
Purchased Power
Mid-Atlantic (b)	3,208	4,043
Midwest	996	1,231
New England	12,150	4,360
New York (b)	—	2,857
ERCOT	5,147	4,501
Other Power Regions (c)	7,477	7,009

Total Purchased Power	28,978	24,001
Total Supply/Sales by Region (e)
Mid-Atlantic (d)	35,854	37,464
Midwest (d)	47,666	47,811
New England	12,885	7,393
New York	9,252	6,625
ERCOT	7,441	7,709
Other Power Regions (c)	11,546	10,679

Total Supply/Sales by Region	124,644	117,681

(a)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG). Nuclear generation for the six months ended June 30, 2015 includes physical volumes of 7,027 GWh in the Mid-Atlantic region and 9,250 GWh in the New York region for CENG. Nuclear generation for the six months ended June 30, 2014 includes physical volumes of 3,780 GWh in the Mid-Atlantic region and 3,766 GWh in the New York region for CENG.
(b)	Purchased power includes physical volumes of 2,489 GWh in the Mid-Atlantic and 2,857 GWh in New York as a result of the PPA with CENG for the six months ended June 30, 2014, respectively. As of the integration date of April 1, 2014, CENG volumes are included in nuclear generation.
(c)	Other Power Regions includes South, West and Canada.
(d)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(e)	Total sales do not include physical proprietary trading volumes of 3,465 GWh and 5,123 GWh for the six months ended June 30, 2015 and 2014, respectively.

EXELON CORPORATION

ComEd Statistics

Three Months Ended June 30, 2015 and 2014

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2015	2014	% Change	Weather- Normal % Change	2015	2014	% Change
Retail Deliveries and Sales(a)
Residential	5,685	6,177	(8.0)%	(1.8)%	$527	$499	5.6%
Small Commercial & Industrial	7,566	7,759	(2.5)%	(1.3)%	330	340	(2.9)%
Large Commercial & Industrial	6,680	6,769	(1.3)%	(0.5)%	109	113	(3.5)%
Public Authorities & Electric
Railroads	290	304	(4.6)%	(4.5)%	11	12	(8.3)%

Total Retail	20,221	21,009	(3.8)%	(1.2)%	977	964	1.3%

Other Revenue(b)					171	164	4.3%

Total Electric Revenue					$1,148	$1,128	1.8%

Purchased Power					$275	$269	2.2%

				% Change
Heating and Cooling Degree-Days	2015	2014	Normal	From 2014	From Normal
Heating Degree-Days	686	695	765	(1.3)%	(10.3)%
Cooling Degree-Days	171	259	218	(34.0)%	(21.6)%

Six Months Ended June 30, 2015 and 2014

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2015	2014	% Change	Weather- Normal % Change	2015	2014	% Change
Retail Deliveries and Sales(a)
Residential	12,682	13,587	(6.7)%	(2.6)%	$1,096	$1,007	8.8%
Small Commercial & Industrial	15,727	16,090	(2.3)%	(0.8)%	667	684	(2.5)%
Large Commercial & Industrial	13,557	13,864	(2.2)%	(1.4)%	218	229	(4.8)%
Public Authorities & Electric
Railroads	669	701	(4.6)%	(3.6)%	23	24	(4.2)%

Total Retail	42,635	44,242	(3.6)%	(1.6)%	2,004	1,944	3.1%

Other Revenue(b)					329	318	3.5%

Total Electric Revenue					$2,333	$2,262	3.1%

Purchased Power					$601	$589	2.0%

				% Change
Heating and Cooling Degree-Days	2015	2014	Normal	From 2014	From Normal
Heating Degree-Days	4,318	4,569	3,929	(5.5)%	9.9%
Cooling Degree-Days	171	259	218	(34.0)%	(21.6)%

Number of Electric Customers				2015	2014
Residential				3,511,058	3,487,337
Small Commercial & Industrial				369,255	367,354
Large Commercial & Industrial				1,976	2,025
Public Authorities & Electric Railroads				4,833	4,827

Total				3,887,122	3,861,543

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy and transmission.
(b)	Other revenue primarily includes transmission revenue from PJM. Other items include rental revenues, revenues related to late payment charges, revenues from other utilities for mutual assistance programs and recoveries of environmental costs associated with MGP sites.

EXELON CORPORATION

PECO Statistics

Three Months Ended June 30, 2015 and 2014

	Electric and Gas Deliveries				Revenue (in millions)
	2015	2014	% Change	Weather- Normal % Change	2015	2014	% Change
Electric (in GWhs)

Retail Deliveries and Sales (a)
Residential	3,021	2,801	7.9%	(0.2)%	$365	$338	8.0%
Small Commercial & Industrial	1,925	1,947	(1.1)%	(3.2)%	102	101	1.0%
Large Commercial & Industrial	3,784	3,741	1.1%	0.4%	54	54	—%
Public Authorities & Electric Railroads	214	222	(3.6)%	(3.6)%	8	8	—%

Total Retail	8,944	8,711	2.7%	(0.7)%	529	501	5.6%

Other Revenue (b)					53	58	(8.6)%

Total Electric Revenue					582	559	4.1%

Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	7,233	7,424	(2.6)%	7.5%	72	88	(18.2)%
Transportation and Other	5,431	6,005	(9.6)%	(5.9)%	7	9	(22.2)%

Total Gas	12,664	13,429	(5.7)%	1.6%	79	97	(18.6)%

Total Electric and Gas Revenues					$661	$656	0.8%

Purchased Power and Fuel					$237	$241	(1.7)%

				% Change
Heating and Cooling Degree-Days	2015	2014	Normal	From 2014	From Normal
Heating Degree-Days	330	393	466	(16.0)%	(29.2)%
Cooling Degree-Days	513	375	348	36.8%	47.4%

Six Months Ended June 30, 2015 and 2014

	Electric and Gas Deliveries				Revenue (in millions)
	2015	2014	% Change	Weather- Normal % Change	2015	2014	% Change
Electric (in GWhs)

Retail Deliveries and Sales (a)
Residential	6,989	6,649	5.1%	0.7%	$815	$782	4.2%
Small Commercial & Industrial	4,087	4,002	2.1%	0.3%	217	212	2.4%
Large Commercial & Industrial	7,517	7,518	—%	(0.6)%	108	117	(7.7)%
Public Authorities & Electric Railroads	443	481	(7.9)%	(7.9)%	15	16	(6.3)%

Total Retail	19,036	18,650	2.1%	(0.1)%	1,155	1,127	2.5%

Other Revenue (b)					104	109	(4.6)%

Total Electric Revenue					1,259	1,236	1.9%

Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	42,095	40,594	3.7%	3.9%	368	390	(5.6)%
Transportation and Other	14,128	14,374	(1.7)%	(3.2)%	19	23	(17.4)%

Total Gas	56,223	54,968	2.3%	1.9%	387	413	(6.3)%

Total Electric and Gas Revenues					$1,646	$1,649	(0.2)%

Purchased Power and Fuel					$675	$705	(4.3)%

				% Change
Heating and Cooling Degree-Days	2015	2014	Normal	From 2014	From Normal
Heating Degree-Days	3,264	3,237	2,943	0.8%	10.9%
Cooling Degree-Days	513	375	349	36.8%	47.0%

Number of Electric Customers	2015	2014	Number of Gas Customers	2015	2014
Residential	1,437,523	1,428,080	Residential	464,333	459,407
Small Commercial & Industrial	148,918	149,259	Commercial & Industrial	42,603	42,042

Large Commercial & Industrial	3,095	3,108	Total Retail	506,936	501,449
Public Authorities & Electric Railroads	9,803	9,712	Transportation	845	882

Total	1,599,339	1,590,159	Total	507,781	502,331

(a)	Reflects delivery volumes and revenue from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenue.
(c)	Reflects delivery volumes and revenue from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.

EXELON CORPORATION

BGE Statistics

Three Months Ended June 30, 2015 and 2014

	Electric and Gas Deliveries			Revenue (in millions)
	2015	2014	% Change	2015	2014	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	2,635	2,639	(0.2)%	$303	$293	3.4%
Small Commercial & Industrial	780	704	10.8%	61	64	(4.7)%
Large Commercial & Industrial	3,467	3,593	(3.5)%	109	120	(9.2)%
Public Authorities & Electric Railroads	74	79	(6.3)%	8	8	—%

Total Retail	6,956	7,015	(0.8)%	481	485	(0.8)%

Other Revenue (b)				60	67	(10.4)%

Total Electric Revenue				541	552	(2.0)%

Gas (in mmcfs)
Retail Deliveries and Sales (c)
Retail Sales	13,885	14,834	(6.4)%	85	92	(7.6)%
Transportation and Other (d)	585	875	(33.1)%	2	9	(77.8)%

Total Gas	14,470	15,709	(7.9)%	87	101	(13.9)%

Total Electric and Gas Revenues				$628	$653	(3.8)%

Purchased Power and Fuel				$239	$268	(10.8)%

				% Change
Heating and Cooling Degree-Days	2015	2014	Normal	From 2014	From Normal
Heating Degree-Days	422	497	509	(15.1)%	(17.1)%
Cooling Degree-Days	317	233	253	36.1%	25.3%

Six Months Ended June 30, 2015 and 2014

	Electric and Gas Deliveries			Revenue (in millions)
	2015	2014	% Change	2015	2014	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	6,808	6,732	1.1%	$752	$729	3.2%
Small Commercial & Industrial	1,625	1,538	5.7%	137	136	0.7%
Large Commercial & Industrial	6,906	7,062	(2.2)%	229	243	(5.8)%
Public Authorities & Electric Railroads	149	157	(5.1)%	16	16	—%

Total Retail	15,488	15,489	—%	1,134	1,124	0.9%

Other Revenue (b)				120	138	(13.0)%

Total Electric Revenue				1,254	1,262	(0.6)%

Gas (in mmcfs)
Retail Deliveries and Sales (c)
Retail Sales	60,762	61,222	(0.8)%	384	377	1.9%
Transportation and Other (d)	3,909	7,204	(45.7)%	26	68	(61.8)%

Total Gas	64,671	68,426	(5.5)%	410	445	(7.9)%

Total Electric and Gas Revenues				$1,664	$1,707	(2.5)%

Purchased Power and Fuel				$726	$797	(8.9)%

				% Change
Heating and Cooling Degree-Days	2015	2014	Normal	From 2014	From Normal
Heating Degree-Days	3,372	3,358	2,904	0.4%	16.1%
Cooling Degree-Days	317	233	256	36.1%	23.8%

Number of Electric Customers	2015	2014	Number of Gas Customers	2015	2014
Residential	1,132,325	1,123,804	Residential	614,168	612,202
Small Commercial & Industrial	112,951	112,827	Commercial & Industrial	44,004	44,019

Large Commercial & Industrial	11,820	11,660	Total Retail	658,172	656,221
Public Authorities & Electric Railroads	286	290	Transportation	—	—

Total	1,257,382	1,248,581	Total	658,172	656,221

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenue also reflects the cost of energy and transmission.

(b)	Other revenue includes wholesale transmission revenue and late payment charges.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(d)	Transportation and other gas revenue includes off-system revenue of 585 mmcfs ($3 million) and 875 mmcfs ($5 million) for the three months ended June 30, 2015 and 2014, respectively and 3,909 mmcfs ($25 million) and 7,204 mmcfs ($58 million) for the six months ended June 30, 2015 and 2014, respectively.